Exhibit 99.1

NextTrip Updates Shareholders on KC Global Media Joint Venture, JOURNY International Expansion, and GoUSA Channel Integration

Expansion Plans Set for JOURNY Channel Across India, Southeast Asia and Australia/New Zealand

Santa Fe, NM – February 10, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward media and travel company defining the intersection of Media and Travel, today provided shareholders with an update on progress related to its previously announced joint venture with KC Global Media, which is focused on launching and scaling the JOURNY Channel across India, Southeast Asia (“SEA”), and Australia/New Zealand (“ANZ”), the international expansion of JOURNY, and the recent closing of its acquisition of the GoUSA travel channel and content.

KC Global Media has now transitioned into the distribution and marketing phase of the launch across India, SEA, and ANZ. With the core infrastructure in place, KC Global Media has commenced structured regional road shows within its established partner ecosystem, showcasing JOURNY’s brand identity and expanded content slate, advancing discussions with FAST and pay-TV platforms, and finalizing customized regional advertising and sponsorship packages. Early partner discussions are underway, including initial licensing and carriage structuring with select platforms.

“Completing the core technology build is a major milestone that allows us to fully shift into execution mode,” said Ian Sharpe, Chief Operating Officer of NextTrip Media. “With distribution and marketing now starting across India, Southeast Asia, and ANZ, and with the recent GoUSA TV platform acquisition combined with our KC Global Media joint venture, JOURNY is expected to have a cumulative reach to 250 million viewers across major platforms and devices worldwide, positioning it as a scaled, global travel-lifestyle channel unlike anything else in the market.”

The recent closing of NextTrip’s acquisition of GoUSA significantly strengthens the Company’s media portfolio, adding a vast destination-focused content library and an established global footprint with meaningful historical viewership. The integration of GoUSA content expands programming depth while accelerating international reach through complementary audiences and distribution channels.

The channel partnership rollout is supported by strong consumer and media tailwinds across Southeast Asia and adjacent markets. Approximately 39% of internet users aged 16+ in Southeast Asia traveled abroad in the past year, nearly 70% above the global average, highlighting a strong appetite for international travel experiences. More than 150 million internet users in the region report that they choose destinations after seeing them featured in television shows or movies, underscoring the growing influence of video-driven travel inspiration (Source: GWI, Q4 2024 – Q3 2025). Interest in food culture, wellness, and health-oriented lifestyles, each engaging tens of millions of regional viewers, closely aligns with JOURNY’s experiential, culture-forward programming mix.

“Southeast Asia has a deep appetite for experiential and cultural entertainment that sparks real-world exploration,” said Bhuvnesh Kanwar, Vice President, Revenue & Head of FAST at KC Global Media. “By launching JOURNY across India, SEA, and ANZ, and combining it with GoUSA’s global storytelling heritage, we are creating a widely distributed travel-lifestyle channel that not only entertains but becomes a powerful source of real travel inspiration and intent.”

The initial rollout across SEA, India, and ANZ will be supported by cross-promotion across KC Global Media’s established platforms, including AXN, ONE, Animax, and KCM, along with digital and public-relations campaigns, influencer activations, and collaborations with airlines and tourism boards where available.

JOURNY is a next-generation travel-lifestyle channel delivering hundreds of hours of licensed and original fresh programming annually, spanning travel, culture, cuisine, and authentic local storytelling. Integrated with NextTrip’s proprietary travel platform, JOURNY enables viewers to move seamlessly from inspiration to booking, providing access to over 5,000 premium hotels, resorts, and curated itineraries worldwide, creating a content-to-commerce travel booking capability unlike any other in the market.

About KC Global Media

KC Global Media Entertainment LLC is a global multi-media company headquartered in the United States, with offices in Singapore, Taiwan, Malaysia, China, The Philippines, and South Korea. The brainchild of former Sony executives Andy Kaplan and George Chien, KC Global Media Asia (KCGM Asia) is Asia’s leading entertainment hub through the production, distribution and programming of quality, ground-breaking content. Backed by over three decades of industry experience, KCGM Asia boasts an impressive portfolio of premium brands in Asia, including English-language general entertainment network AXN, Japanese anime content network Animax, Korean general entertainment network, ONE, Japanese entertainment network, GEM, English language general entertainment FAST network, KCM, and AXN Sports which features LIVE broadcast of LIV Golf and TPBL. By combining award-winning and well-loved entertainment formats with extensive knowledge and insight into the Asia Pacific market, KCGM Asia is paving the way for a new standard of entertainment in Asia and beyond.

Website: http://www.kcglobalmedia/.com | Facebook: @KCGlobalMedia | Instagram: @KCGlobalMediaAsia | LinkedIn: @KCGlobalMediaAsia

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media and travel. Through its owned media platforms, including JOURNY.tv and TravelMagazine.com, and its proprietary travel technology stack, NextTrip delivers an integrated inspiration-to-booking ecosystem that connects travel discovery directly to transaction and fulfillment. The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and TA Pipeline, a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT travel, group travel, destination weddings, conferences, and concierge-managed experiences, supported by flexible payment options such as PayDlay. By owning both the inspiration layer through premium video-led storytelling and the transaction layer through integrated booking technology, NextTrip enables travelers to move seamlessly from discovery to booking, while providing destinations, brands, and travel partners with measurable engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttrip.com and investors.nexttrip.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com

MZ Group - MZ North America

Chris Tyson
Executive Vice President
949-491-8235
NTRP@mzgroup.us
www.mzgroup.us